As Filed with the Securities and Exchange Commission on August 30, 2000
                                               Registration No. 333-39908
--------------------------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

           POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-4
                          ON FORM S-8*

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                    DEVON ENERGY CORPORATION
     (Exact name of registrant as specified in its charter)

           DELAWARE                         73-1567067
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)         Identification No.)


                  20 NORTH BROADWAY, SUITE 1500
               OKLAHOMA CITY, OKLAHOMA  73102-8260
            (Address of principal executive offices)



  Santa Fe Snyder Corporation Incentive Stock Compensation Plan 2000**

  Santa Fe Snyder Corporation 1995 Incentive Stock Compensation
                Plan for Nonexecutive Employees**

  Santa Fe Snyder Corporation 1990 Incentive Stock Compensation Plan**

      Santa Fe Snyder Corporation Savings Investment Plan**

                     Replacement Option Agreements***
                                Pursuant to
        Snyder Oil Corporation Restated 1989 Stock Option Plan and
 Snyder Oil Corporation 1990 Stock Option Plan for Non-Employee Directors
                    (Full title of the plans)

                        J. LARRY NICHOLS
              PRESIDENT AND CHIEF EXECUTIVE OFFICER
                    DEVON ENERGY CORPORATION
                  20 NORTH BROADWAY, SUITE 1500
               OKLAHOMA CITY, OKLAHOMA  73102-8260
                         (405) 235-3611
(Name, address and telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

   Title of       Amount to     Proposed    Proposed     Amount
securities to        be          maximum     maximum       of
be registered    registered     offering    aggregate   registration
                     (2)          price     offering      fee
                                per share     price
--------------------------------------------------------------------
Devon Common          44,000        (3)         (3)        (3)
Stock (1)          Shares (a)
Devon Common         578,443        (3)         (3)        (3)
Stock (1)          Shares (b)
Devon Common       1,358,261        (3)         (3)        (3)
Stock (1)          Shares (c)
Devon Common         289,916        (3)         (3)        (3)
Stock (1)          Shares (d)
Devon Common         352,063        (3)         (3)        (3)
Stock (1)          Shares (e)

  Total            2,622,683 Shares (3)         (3)        (3)
                   =========
--------------------------------------------------------------------

(1) Includes the stock purchase rights associated with the Common Stock of Devon Energy Corporation, a Delaware
     Corporation ("Devon" or the "Registrant").

(2) There is also being registered hereby such additional number of shares of Devon Common Stock as may be issued pursuant to the anti-dilution provisions of the:

     (a)  Santa Fe Snyder Corporation Incentive Stock
          Compensation Plan 2000

     (b)  Santa Fe Snyder Corporation 1995 Incentive Stock
          Compensation Plan for Nonexecutive Employees

     (c)  Santa Fe Snyder Corporation 1990 Incentive Stock
          Compensation Plan

     (d)  Santa Fe Snyder Corporation Savings Investment Plan

     (e)  Replacement Option Agreements Pursuant to Snyder Oil
          Corporation Restated 1989 Stock Option Plan and Snyder
          Oil Corporation 1990 Stock Option Plan for Non-Employee
          Directors

(3) All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Registrant's registration statement on S-4
     (File No. 333-39908).

*    Filed as a post-effective amendment on Form S-8 to the Form
     S-4 registration statement.  See "Explanatory Notes."

**   As further described herein under "Explanatory Notes."

***  As further described herein under "Explanatory Notes."


                        Explanatory Notes

     Devon Energy Corporation, a Delaware corporation ("Devon" or the "Registrant"), hereby amends its registration statement on Form S-4 (File No. 333-39908) by filing this Post-Effective Amendment No. 1 on Form S-8 ("Post-Effective Amendment") relating to up to 2,622,683 shares of common stock, par value $0.10, of Devon (the "Common Stock") issuable upon exercise of options granted pursuant to various plans of Santa Fe Snyder Corporation, a Delaware Corporation ("Santa Fe Snyder") or pursuant to replacement option agreements. All shares of common stock issuable upon exercise of the options granted pursuant to the plans or replacement option agreements covered by this Post-Effective Amendment were previously included in the Form S-4.

     Pursuant to the Agreement and Plan of Merger dated as of May 25, 2000, as amended (the "Merger Agreement"), by and among Devon, Devon Merger Co., a Delaware corporation and a wholly-owned subsidiary of Devon ("Merger Co."), and Santa Fe Snyder, on August 29, 2000, Merger Co. merged with and into Santa Fe Snyder with Santa Fe Snyder as the surviving corporation and a wholly-owned subsidiary of Devon (the "Merger"). Pursuant to the Merger Agreement, at the effective time of the Merger, all options then outstanding under the stock option plans of Santa Fe Snyder remain outstanding but cease to represent a right to acquire Santa Fe Snyder common stock and convert into options to purchase shares of Devon Common Stock. The stock option plans included in the terms of the Merger Agreement are:

     (a)  Santa Fe Snyder Corporation Incentive Stock
          Compensation Plan 2000

     (b)  Santa Fe Snyder Corporation 1995 Incentive Stock
          Compensation Plan for Nonexecutive Employees

     (c)  Santa Fe Snyder Corporation 1990 Incentive Stock
          Compensation Plan

     (d)  Santa Fe Snyder Corporation Savings Investment Plan

     Additionally, on May 5, 1999, Santa Fe Snyder was formed through a merger of Santa Fe Energy Resources, Inc. and Snyder
Oil Corporation ("Snyder") (the "Santa Fe Snyder Merger"). Pursuant to the terms of the Santa Fe Snyder Merger agreement, each unexpired and unexercised outstanding option granted pursuant to the Snyder Oil Corporation Restated 1989 Stock Option Plan and the Snyder Oil Corporation 1990 Stock Plan for Non-Employee Directors (collectively the "Snyder Plans") to purchase one share of common stock of Snyder was automatically cancelled at the effective time of the Santa Fe Snyder Merger. Former Snyder optionholders who were employees and directors of Snyder who continued with the Santa Fe Snyder, former employees of Snyder with severance or employment agreements that provided for an extended period of time to exercise their Snyder options or non-employee directors who did not continue in office with Santa Fe Snyder were granted options to purchase a certain number of shares of Santa Fe Snyder common stock based upon a conversion formula. Those replacement options were registered on Post-Effective Amendment No. 1 to Santa Fe Snyder's Form S-4 on Form S-8, filed June 18, 1999 (File No. 333-71595). As of the effective time of the Merger, the options granted pursuant to the replacement option agreements under the Santa Fe Snyder Merger will be replaced with options to purchase shares of Devon Common Stock.

     Listed below are the former Snyder directors and employees who hold unexercised and unexpired replacement options granted pursuant to the Santa Fe Snyder Merger, the number of shares of Devon Common Stock issuable pursuant to such replacement options, the respective exercise prices, and the Snyder Plan under which the options were originally granted.

NAME                NUMBER OF SHARES        EXERCISE PRICE      PLAN
                    OF COMMON STOCK
----                ----------------        --------------      ----

Daniel G. Anderson       1,668               $    39.22          1
Roger W. Brittan         1,128               $    21.62          2
                         1,128                    38.81
                         1,128                    43.79
Cynthia B. Cagle         4,510               $    35.75          1
Roger D. Cagle           5,638               $    35.75          1
Donald R. Corson           361               $    39.22          1
Keith R. Dowling           541               $    28.83          1
                         1,353                    40.19
                           902                    31.32
                           451                    20.79
                         1,939                    35.75
Thomas J. Edelman       19,393               $    13.30          1
                        19,393                    28.82
                        19,844                    40.19
                        20,430                    31.32
                        20,430                    20.79
                        32,472                    35.75
Christopher L. Furrh     5,412               $    36.03          1
Dawn D. Goard              677               $    39.22          1
Linda K. Gosdin            902               $    20.79          1
                           902                    35.75
Michael C. Griffin       1,969               $    35.75          1
                         5,277                    39.22
Charles R. Hall          2,030               $    41.30          1
William G. Hargett      19,712               $    36.03          1
                        29,315                    39.22
John A. Harrell          4,736               $    51.41          1
John A. Hill             1,128               $    21.62          2
                         1,128                    38.81
                         1,128                    43.79
Mark A. Jackson         33,825               $    41.30          1
                        11,410                    39.22
Jeffrey L. Johnson         832               $    20.79          1
                         1,759                    35.75
William J. Johnson       1,128               $    21.62          2
                         1,128                    38.80
                         1,128                    43.79
Earl W. Knight             406               $    39.22          1
William D. Lancaster     5,863               $    29.38          1
Harold R. Logan          1,128               $    38.80          2
                         1,128                    43.79
Brian H. MacMillan       1,714               $    39.22          1
James E. McCormick       1,128               $    21.62          2
                         1,128                    38.80
                         1,128                    43.79
H. Richard Pate          5,638               $    35.75          1
                         5,322                    39.22
Roger B. Rice           13,530               $    42.40          1
                         7,442                    39.22
Troy L. Schindler        3,410               $    36.03          1
David E. Schlosser       1,533               $    36.03          1
Terry L. Shyer             631               $    39.22          1
Steven G. Siguaw         4,059               $    43.51          1
                         2,030                    39.22
Thomas M. Smagala          755               $    39.22          1
Steven D. Smith            541               $    35.75          1
                           586                    39.22
Edward T. Story          1,128               $    43.79          1
Aloys Swanson              586               $    20.79          1
                           631                    35.75
                         1,804                    39.22
Janice S. Tanabe           586               $    39.22          1
James R. Ten Eyck        4,510               $    44.62          1
R.S. Woodall             1,984               $    20.79          1
                           982                    39.22
                         2,517                    35.75
                      --------
TOTAL                  352,063
                      ========
-----------------

1    Snyder Oil Corporation Restated 1989 Stock Option Plan.

2    Snyder Oil Corporation 1990 Stock Plan for Non-Employee
     Directors.

                             PART I

       INFORMATION REQUIRED IN A SECTION 10(a) PROSPECTUS

Item 1.  Plan Information (1)

Item 2.  Registrant Information and Employee Plan Annual Information (1)

_____________

(1)  Information required by Part I to be contained in a Section
     10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of the Form S-8 and has been or will be sent or given to participants in the Plans as specified in Rule 428(b)(1).

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents previously filed with the Securities and Exchange Commission by Santa Fe Snyder Corporation, a
Delaware corporation ("Santa Fe Snyder") (Commission file number
001-7667), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     1. Santa Fe Snyder's Annual Report on Form 10-K for the year ended December 31, 1999;

     2.   Santa Fe Snyder's Current Report on Form 8-K filed May
          30, 2000; and

     3. Santa Fe Snyder's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

     The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

     1.   Devon's Annual Report on Form 10-K for the year ended
          December 31, 1999;

     2. Devon's Current Reports on Form 8-K dated January 27, 2000, May 26, 2000, June 5, 2000, June 21, 2000, June
          22, 2000, July 12, 2000 and July 27, 2000, and its
          Current Report on Form 8-K/A dated August 1, 2000;

     3. Devon's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, and June 30, 2000;

     4.   The Joint Proxy Statement/Prospectus of Devon and Santa
          Fe Snyder dated July 21, 1999, which is included as part of the Registration Statement on Form S-4 (File
          No. 333-39908) of the Registrant; and

     5. The description of the Registrant's Common Stock set forth in Exhibit 4.9 to the Registrant's Form 8-K, dated August 18, 1999, including any amendment or report filed for purposes of updating any such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock covered by this Registration Statement have been sold or which deregisters all such shares remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference to this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Except to the extent indicated below, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of Registrant is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

     Article VIII of the Restated Certificate of Incorporation of Registrant contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), limiting the personal monetary liability of directors for breach of fiduciary duty as a director. The DGCL and the Restated Certificate of Incorporation of the Registrant provide that such provision does not eliminate or limit liability,

     (1) for any breach of the director's duty of loyalty to Registrant or its stockholders,

     (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the DGCL, or

     (4) for any transaction from which the director derived an improper benefit.

     Section 145 of the DGCL permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Article X of the Registrant's Restated Certificate of Incorporation provides for such indemnification.

     Section 145 also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not Registrant would have the power to indemnify such persons against such liabilities under the provisions of such sections. Registrant has purchased such insurance.

     Section 145 further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Article XIII of the by-laws of Registrant contains provisions regarding indemnification, which parallel those described above.

     The merger agreement dated May 19, 1999 between Registrant and PennzEnergy Company, a Delaware corporation ("PennzEnergy"), provides that for seven years after the effective time of the merger, Registrant will indemnify and hold harmless each person who was a director or officer of Registrant or PennzEnergy prior to the effective time from their acts or omissions in those capacities occurring prior to the effective time to the fullest extent permitted by applicable law.

     The Merger Agreement provides that for six years after the effective time of the merger, Registrant will indemnify and hold harmless each person who was a director or officer of Santa Fe Snyder prior to the effective time from their acts or omissions in those capacities occurring prior to the effective time to the fullest extent permitted by applicable law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits

Exhibit No.     Document
-----------     --------
4.1   Restated Certificate of Incorporation of the Registrant
      (incorporated by reference to Exhibit 3 to Registrant's
      Form 8-K, filed on August 18, 1999).

4.2 By-laws of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant's Registration Statement on Form
      S-4, File No. 333-82903).

4.3 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registrant's Form 8-K, filed on August 18, 1999).

4.4 Amendment to Rights Agreement dated as of May 25, 2000 between Registrant and Fleet National Bank (f/k/a BankBoston, N.A.) (incorporated by reference to Exhibit
      4.2 to Registrant's definitive proxy statement for a special meeting of shareholders filed July 21, 2000).

4.5 Registration Rights Agreement dated as of June 22, 2000 by and among Registrant and Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. (incorporated by reference to Exhibit 4.1 of Registrant's Form 8-K filed July 12,
      2000).

4.6   Rights Agreement dated as of August 17, 1999 between
      Registrant and BankBoston, N.A. (incorporated by reference to Exhibit 4.2 to Registrant's Form 8-K filed on August
      18, 1999).

4.7   Certificate of Designations of Series A Junior
      Participating Preferred Stock of Registrant (incorporated by reference to Exhibit 4.3 to Registrant's Form 8-K filed on August 18, 1999).

4.8   Certificate of Designations of the 6.49% Cumulative
      Preferred Stock, Series A of Registrant (incorporated by reference to Exhibit 4.4 to Registrant's Form 8-K filed on August 18, 1999).

4.9 Description of Capital Stock of Registrant (incorporated by reference to Exhibit 4.9 to Registrant's Form 8-K filed on August 18, 1999).

4.10 Amending Support Agreement, dated August 17, 1999, between the Registrant and Northstar Energy Corporation
      (incorporated by reference to Exhibit 4.5 to Registrant's
      Form 8-K filed on August 18, 1999).

4.11 Support Agreement, dated December 10, 1998, between the Registrant and Northstar Energy Corporation (incorporated by reference to Exhibit 4.1 to Devon Energy Corporation (Oklahoma)'s (predecessor to Registrant) Form 8-K dated as of December 11, 1998).

4.12 Exchangeable Share Provisions (incorporated by reference to Exhibit 4.2 to Devon Energy Corporation (Oklahoma)'s
      (predecessor of Registrant) Form 8-K filed December 23,
      1998).

4.13  Amended Exchangeable Share Provisions dated as of August
      17, 1999 (incorporated by reference to Exhibit 4.17 to
      Registrant's Form 10-K for the fiscal year ended December
      31, 1999).

4.14  Indenture dated as of June 27, 2000 between Registrant and
      The Bank of New York, setting forth the terms of the Zero
      Coupon Convertible Senior Debentures due 2020
      (incorporated by reference to Exhibit 4.2 to Registrant's
      Form 8-K filed July 12, 2000).

4.15 Indenture dated as of December 15, 1992 between Registrant (as successor by merger to PennzEnergy, as successor by merger to Pennzoil Company) and Texas Commerce Bank National Association, Trustee (incorporated by reference to Exhibit 4(o) to Pennzoil Company's Form 10-K filed March 10, 1993 (SEC File No. 1-5591)).

4.16 Third Supplemental Indenture dated as of August 3, 1998 to Indenture dated as of December 15, 1992 among Registrant (as successor by merger to PennzEnergy) and Chase Bank of Texas, National Association, setting forth the terms of the 4.90% Exchangeable Senior Debentures due August 15, 2008 (incorporated by reference to Exhibit 4(g) to PennzEnergy Company's 1998 Form 10-K filed March 23,
      1999).

4.17 Fourth Supplemental Indenture dated as of August 3, 1998 to Indenture dated as of December 15, 1992 among Registrant (as successor by merger to PennzEnergy) and Chase Bank of Texas, National Association, setting forth the terms of the 4.95% Exchangeable Senior Debentures due August 15, 2008 (incorporated by reference to Exhibit 4(h) to PennzEnergy Company's 1998 Form 10-K filed March 23,
      1999).

4.18 Fifth Supplemental Indenture dated as of August 17, 1999 to Indenture dated as of December 15, 1992 among Registrant (as successor by merger to PennzEnergy) and Chase Bank of Texas, National Association (incorporated by reference to Exhibit 4.7 to Registrant's Form 8-K filed August 18, 1999).

4.19 Indenture dated as of February 15, 1986 among Registrant (as successor by merger to PennzEnergy) and Chase Bank of Texas, National Association (incorporated by reference to
      Exhibit 4(a) to Pennzoil Company's Form 10-Q filed July 31, 1986 (SEC File No. 1-5591).

4.20 First Supplemental Indenture dated as of August 17, 1999 to Indenture dated as of February 15, 1986 among Registrant (as successor by merger to PennzEnergy) and Chase Bank of Texas, National Association (incorporated by reference to Exhibit 4.8 to Registrant's Form 8-K filed August 18, 1999).

4.21 Senior Indenture dated as of June 1, 1999 between Santa Fe Snyder and The Bank of New York, as Trustee, relating to Santa Fe Snyder's senior debt securities, including form of senior debt security (incorporated by reference to Exhibit 4.1 to Santa Fe Snyder's Form 8-K filed on June 15, 1999).

4.22 First Supplemental Indenture dated as of June 14, 1999 to Senior Indenture dated June 1, 1999 between Santa Fe Snyder and The Bank of New York, as Trustee, relating to Santa Fe Snyder's 8.05% Senior Notes due 2004, including form of 8.05% Senior Notes due 2004 (incorporated by reference to Exhibit 4.2 to Santa Fe Snyder's Form 8-K filed on June 15, 1999).

4.23 Indenture dated as of June 10, 1997 between Snyder Oil Corporation (as predecessor by merger to Santa Fe Snyder) ("Snyder Oil") and Texas Commerce Bank National Association relating to Snyder Oil's 8 3/4% Senior Subordinated Notes due 2007 (incorporated by reference to Exhibit 4.1 to Snyder Oil's Form 8-K dated June 10, 1997 [Commission File No. 1-10509]).

4.24 First Supplemental Indenture dated as of June 10, 1997 to Indenture dated as of June 10, 1997 between Snyder Oil and Texas Commerce Bank National Association relating to
      Snyder Oil's 8 3/4% Senior Subordinated Notes due 2007 (incorporated by reference to Exhibit 4.2 to Snyder Oil's Form 8-K dated June 10, 1997 [Commission File No. 1-10509]).

4.25 Second Supplemental Indenture dated as of June 10, 1997 to Indenture dated as of June 10, 1997 between Snyder Oil and Texas Commerce Bank National Association relating to Snyder Oil's 8 3/4% Senior Subordinated Notes due 2007 (incorporated by reference to Exhibit 4.3 to Snyder Oil's Form 8-K dated June 10, 1997).

5.1   Opinion of McAfee & Taft A Professional Corporation.

5.2   Internal Revenue Service determination letter re: Santa Fe
      Snyder Savings Investment Plan.

23.1  Consent of McAfee & Taft  A Professional Corporation
      (contained in its opinion in Exhibit 5.1).

23.2  Consent of KPMG LLP.

23.3  Consent of Deloitte & Touche LLP.

23.4  Consent of Arthur Andersen LLP.

23.5  Consent of LaRoche Petroleum Consultants, Ltd.

23.6  Consent of AMH Group, Ltd.

23.7  Consent of Paddock Lindstrom & Associates Ltd.

23.8  Consent of Ryder Scott Company, L.P.

23.9  Consent of PricewaterhouseCoopers LLP.

23.10 Consent of Arthur Andersen LLP.

23.11 Consent of Ryder Scott Company, L.P.

24.1  Power of Attorney.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)     to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 29th day of August, 2000.

                                   DEVON ENERGY CORPORATION

                                   By: J. LARRY NICHOLS
                                       J. Larry Nichols,
                                       President and Chief
                                       Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 29, 2000.

      Signature                      Title
      ---------                      -----

JAMES L. PATE                   Chairman of the Board and
James L. Pate                   Director

J. LARRY NICHOLS                President, Chief Executive
J. Larry Nichols                Officer and Director

JAMES L. PAYNE                  Vice Chairman of the Board and
James L. Payne                  Director

WILLIAM T. VAUGHN               Senior Vice President - Finance
William T. Vaughn

DANNY J. HEATLY                 Vice President - Accounting
Danny J. Heatly

THOMAS F. FERGUSON              Director
Thomas F. Ferguson

DAVID M. GAVRIN                 Director
David M. Gavrin

MICHAEL E. GELLERT              Director
Michael E. Gellert

WILLIAM E. GREEHEY              Director
William E. Greehey

JOHN A. HILL                    Director
John A. Hill

WILLIAM J. JOHNSON              Director
William J. Johnson

MICHAEL M. KANOVSKY             Director
Michael M. Kanovsky

MELVYN N. KLEIN                 Director
Melvyn N. Klein

ROBERT MOSBACHER, JR.           Director
Robert Mosbacher, Jr.

ROBERT B. WEAVER                Director
Robert B. Weaver

                        Index to Exhibits
                        -----------------
Exhibit
No.        Document                           Method of Filing
-------    --------                           ----------------
4.1   Restated Certificate of          Incorporated herein by reference
      Incorporation of the
      Registrant

4.2   By-laws of the Registrant        Incorporated herein by reference

4.3   Form of Common Stock             Incorporated herein by reference
      Certificate

4.4   Amendment to Rights Agreement    Incorporated herein by reference
      dated as of May 25, 2000
      between Registrant and Fleet
      National Bank (f/k/a
      BankBoston, N.A.)

4.5   Registration Rights Agreement    Incorporated herein by reference
      dated as of June 22, 2000 by
      and among Registrant and
      Morgan Stanley & Co.
      Incorporated and Salomon
      Smith Barney Inc.

4.6   Rights Agreement dated as of     Incoprorated herein by reference
      August 17, 1999 between
      Registrant and BankBoston,
      N.A.

4.7   Certificate of Designations      Incorporated herein by reference
      of Series A Junior
      Participating Preferred Stock
      of Registrant

4.8   Certificate of Designations      Incorporated herein by reference
      of the 6.49% Cumulative
      Preferred Stock, Series A of
      Registrant

4.9   Description of Capital Stock     Incorporated herein by reference
      of Registrant

4.10  Amending Support Agreement,      Incorporated herein by reference
      dated August 17, 1999,
      between the Registrant and
      Northstar Energy Corporation

4.11  Support Agreement, dated         Incorporated herein by reference
      December 10, 1998, between
      the Registrant and Northstar
      Energy Corporation

4.12  Exchangeable Share Provisions    Incorporated herein by reference

4.13  Amended Exchangeable Share       Incorporated herein by reference
      Provisions dated as of August
      17, 1999

4.14  Indenture dated as of June       Incorporated herein by reference
      27, 2000 between Registrant
      and The Bank of New York,
      setting forth the terms of
      the Zero Coupon Convertible
      Senior Debentures due 2020

4.15  Indenture dated as of            Incorporated herein by reference
      December 15, 1992 between
      Registrant (as successor by
      merger to PennzEnergy, as
      successor by merger to
      Pennzoil Company) and Texas
      Commerce Bank National
      Association, Trustee

4.16  Third Supplemental Indenture     Incorporated herein by reference
      dated as of August 3, 1998 to
      Indenture dated as of
      December 15, 1992 among
      Registrant (as successor by
      merger to PennzEnergy) and
      Chase Bank of Texas, National
      Association, setting forth
      the terms of the 4.90%
      Exchangeable Senior
      Debentures due August 15, 2008

4.17  Fourth Supplemental Indenture    Incorporated herein by reference
      dated as of August 3, 1998 to
      Indenture dated as of
      December 15, 1992 among
      Registrant (as successor by
      merger to PennzEnergy) and
      Chase Bank of Texas, National
      Association, setting forth
      the terms of the 4.95%
      Exchangeable Senior
      Debentures due August 15, 2008

4.18  Fifth Supplemental Indenture     Incorporated herein by reference
      dated as of August 17, 1999
      to Indenture dated as of
      December 15, 1992 among
      Registrant

4.19  Indenture dated as of            Incorporated herein by reference
      February 15, 1986 among
      Registrant (as successor by
      merger to PennzEnergy) and
      Chase Bank of Texas, National
      Association

4.20  First Supplemental Indenture     Incorporated herein by reference
      dated as of August 17, 1999
      to Indenture dated as of
      February 15, 1986 among
      Registrant

4.21  Senior Indenture dated as of     Incorporated herein by reference
      June 1, 1999 between Santa Fe
      Snyder and The Bank of New
      York, as Trustee, relating to
      Santa Fe Snyder's senior debt
      securities, including form of
      senior debt security

4.22  First Supplemental Indenture     Incorporated herein by reference
      dated as of June 14, 1999 to
      Senior Indenture dated June
      1, 1999 between Santa Fe
      Snyder and The Bank of New
      York, as Trustee, relating to
      Santa Fe Snyder's 8.05%
      Senior Notes due 2004,
      including form of 8.05%
      Senior Notes due 2004

4.23  Indenture dated as of June       Incorporated herein by reference
      10, 1997 between Snyder Oil
      Corporation (as predecessor
      by merger to Santa Fe Snyder)
      ("Snyder Oil") and Texas
      Commerce Bank National
      Association relating to
      Snyder Oil's 8 3/4% Senior
      Subordinated Notes due 2007

4.24  First Supplemental Indenture     Incorporated herein by reference
      dated as of June 10, 1997 to
      Indenture dated as of June
      10, 1997 between Snyder Oil
      and Texas Commerce Bank
      National Association relating
      to Snyder Oil's 8 3/4% Senior
      Subordinated Notes due 2007

4.25  Second Supplemental Indenture    Incorporated herein by reference
      dated as of June 10, 1997 to
      Indenture dated as of June
      10, 1997 between Snyder Oil
      and Texas Commerce Bank
      National Association relating
      to Snyder Oil's 8 3/4% Senior
      Subordinated Notes due 2007

5.1   Opinion of McAfee & Taft A       Filed herewith electronically
      Professional Corporation

5.2   Internal Revenue Service         Filed herewith electronically
      determination letter re:
      Santa Fe Snyder Savings
      Investment Plan

23.1  Consent of McAfee & Taft  A      Filed herewith electronically
      Professional Corporation
      (contained in its opinion in
      Exhibit 5.1)

23.2  Consent of KPMG LLP              Filed herewith electronically

23.3  Consent of Deloitte & Touche LLP Filed herewith electronically

23.4  Consent of Arthur Andersen LLP   Filed herewith electronically

23.5  Consent of LaRoche Petroleum     Filed herewith electronically
      Consultants, Ltd.

23.6  Consent of AMH Group, Ltd.       Filed herewith electronically

23.7  Consent of Paddock Lindstrom     Filed herewith electronically
      & Associates Ltd.

23.8  Consent of Ryder Scott           Filed herewith electronically
      Company, L.P.

23.9  Consent of                       Filed herewith electronically
      PricewaterhouseCoopers LLP

23.10 Consent of Arthur Andersen LLP   Filed herewith electronically

23.11 Consent of Ryder Scott           Filed herewith electronically
      Company, L.P.

24.1  Power of Attorney                Filed herewith electronically

                                                                   Exhibit 5.1
                           Law Offices
                          McAfee & Taft
                   A Professional Corporation
                10th Floor, Two Leadership Square
                       211 North Robinson
               Oklahoma City, Oklahoma 73102-7103
                         (405) 235-9621
                       Fax (405) 235-0439
                    http://www.mcafeetaft.com
                         August 29, 2000


Devon Energy Corporation
20 North Broadway, Suite 1500
Oklahoma City, Oklahoma  73102

Ladies and Gentlemen:

     Reference is made to your Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission today with respect to 2,622,638 shares of common stock, subject to adjustment pursuant to anti-dilution provisions, $.10 par value per share (the "Common Stock") to be issuable upon exercise of options granted under the various stock option plans of Santa Fe Snyder Corporation, a Delaware corporation merging with a wholly owned subsidiary of Devon Energy Corporation (the "Company") in connection with the Merger Agreement (as defined below) (the "Plans") and under the replacement option agreements pursuant to the merger of Snyder Oil Corporation with and into Santa Fe Energy Resources, Inc. (the "Replacement Option Agreements").

     We note that the Company's obligations under the Plans and Replacement Option Agreements, and therefore our opinion in paragraph 2 below, are subject to the effectiveness of that certain Agreement and Plan of Merger dated as of May 25, 2000, as amended (the "Merger Agreement").

     We have examined your corporate records and made such other investigations as we deemed appropriate for the purpose of this opinion. Based upon the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly exist-ing as a corporation in good standing under the laws of the State of Delaware.

2. The shares of Common Stock to be purchased pursuant to the exercise of options granted under the Plans and Replacement Option Agreements have been duly and validly authorized for issuance and, when issued pursuant to and in accordance with the Plans and Replacement Option Agreements after the effective date of the Merger Agreement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the inclusion of this opinion as an exhibit to the above mentioned Registration Statement.

                              Very truly yours,

                              MCAFEE & TAFT A PROFESSIONAL CORPORATION
                              McAfee & Taft A Professional Corporation

                                                                   Exhibit 5.2

INTERNAL REVENUE SERVICE               DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. Box 2508
CINCINNATI, OH   45201
                                 Employer Identification Number:
Date:     NOV 19 1997                 36-2722169
                                 DLN:
SANTA FE ENERGY RESOURCES INC.        17007237007007
C/O MICHAEL D STUART             Person to Contact
ANDREWS & KURTH                       CINDY PERRY
4200 TEXAS COMMERCE TOWER        Contact Telephone Number:
HOUSTON, TX   77002                   (513) 241-5199
                                 Plan Name:
                                      SAVINGS INVESTMENT PLAN

                                 Plan Number:  004


Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-
1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) adopted on July 9, 1997.

     This determination letter is also applicable for the amendment(s) adopted on April 1, 1996.

     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4) - 1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4) - 4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     Except as otherwise specified this letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub.
L. 103-465 and by the Small Business Job Protection Act of 1996 (SBJPA), Pub. L. 104-108, other than the requirements of Code section 401(a)(26).

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read it and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                              Sincerely yours,

                              ELLEN MURPHY
                              Ellen Murphy

                              MYRON RANNEY
                              Myron Ranney

                              District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
   for Employee Benefit Plans Addendum

SANTA FE ENERGY RESOURCES INC.


     This  letter considers the amendments required  by  the  Tax
Reform Act of 1986 except as otherwise specified in this letter.

                                                                  Exhibit 23.2

                  INDEPENDENT AUDITORS' CONSENT


     We consent to incorporation by reference herein of our report dated February 9, 2000 relating to the consolidated balance sheets of Devon Energy Corporation and subsidiaries as of December 31, 1999, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1999 annual report on Form 10-K of Devon Energy Corporation.

     We also consent to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus of Devon Energy Corporation and Santa Fe Snyder Corporation incorporated by reference herein.

                                             KPMG LLP
Oklahoma City, Oklahoma
August 28, 2000

                                                                  Exhibit 23.3

                  INDEPENDENT AUDITORS' CONSENT


We consent to incorporation by reference in the Registration Statement on Form S-8, of Devon Energy Corporation and our report dated January 20, 1999 to the shareholders of Northstar Energy Corporation, relating to the consolidated balance sheets of Northstar Energy Corporation and subsidiaries as at December 31, 1998 and 1997 and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for each of the years then ended, which report appears in the December 31, 1999 annual report on Form 10-K of Devon Energy Corporation.

We also consent to the reference to our firm under the heading
"Experts" in the joint proxy/prospectus, dated July 21, 1999, of Devon Energy Corporation and Santa Fe Snyder Corporation.

Calgary, Alberta, Canada           DELOITTE & TOUCHE LLP CHARTERED ACCOUNTANTS
August 29, 2000                    Deloitte & Touche LLP Chartered Accountants

                                                                  Exhibit 23.4

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement covering shares of common stock relating to the various stock option, stock compensation, savings investment and employee stock purchase plans of Devon Energy Corporation, Santa Fe Snyder Corporation and Santa Fe Energy Resources, Inc. of our report dated March 19, 1999 included in the PennzEnergy Company Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.

                                       ARTHUR ANDERSEN LLP

Houston, Texas
August 29, 2000

                                                                  Exhibit 23.5


                 PETROLEUM CONSULTANT'S CONSENT


     We consent to incorporation by reference in the Registration
Statement on Form S-8 of Devon Energy Corporation of the reference to our appraisal report for Devon Energy Corporation as of the years ended December 31, 1999, 1998 and 1997.

    LAROCHE PETROLEUM CONSULTANTS, LTD.

    WILLIAM M. KATZMANN
    William M. Katzmann, Partner

                                                                  Exhibit 23.6

                 PETROLEUM CONSULTANT'S CONSENT


     We consent to incorporation by reference in the Registration
Statement on Form S-8 of Devon Energy Corporation of the reference to our appraisal report for Devon Energy Corporation as of the years ended December 31, 1999, 1998 and 1997.

     AMH GROUP LTD.

     ROBIN C. MANN
     Robin C. Mann, P. Geol.
     Vice President

                                                                  Exhibit 23.7


                 PETROLEUM CONSULTANT'S CONSENT


     We consent to incorporation by reference in the Registration Statement on Form S-8 of Devon Energy Corporation of the reference to our appraisal report for Devon Energy Corporation as of December 31, 1999, and to our appraisal report for Northstar Energy Corporation as of the years ended December 31, 1998 and 1997.


     PADDOCK LINDSTROM & ASSOCIATES LTD.

                                                                  Exhibit 23.8

                [Ryder Scott Company letterhead]


                 PETROLEUM CONSULTANT'S CONSENT


     We consent to incorporation by reference in the Registration
Statement on Form S-8 of Devon Energy Corporation of the reference to our appraisal report for Devon Energy Corporation as of December 31, 1999, and to our appraisal report for PennzEnergy
Company as of the years ended December 31, 1998 and 1997.


                                        RYDER SCOTT COMPANY, L.P.

     Houston, Texas
     August 29 2000

                                                                  Exhibit 23.9

               CONSENT OF INDEPENDENT ACCOUNTANTS

               [PricewaterhouseCoopers letterhead]



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Devon Energy Corporation of our report dated January 28, 2000 relating to the consolidated financial statements of Santa Fe Snyder Corporation, which appears in the December 31, 1999 Annual Report on Form 10-K of Santa Fe Snyder Corporation.


PRICEWATERHOUSECOOPERS LLP

Houston, Texas
August 29, 2000

                                                                 Exhibit 23.10

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    [Arthur Andersen LLP letterhead]


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Devon Energy Corporation of our report dated February 10, 1999, included in Snyder Oil Corporation's Form 10-K/A for the year ended December 31, 1998, and to all references to our firm included in this Registration Statement.

                                      ARTHUR ANDERSEN LLP

Fort Worth, Texas
August 28, 2000

                                                                 Exhibit 23.11

                [Ryder Scott Company letterhead]


              PETROLEUM CONSULTANT'S CONSENT (SFS)


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Devon Energy Corporation of our appraisal report for Santa Fe Snyder Corporation as of December 31, 1999.


                                        RYDER SCOTT COMPANY, L.P.

     Houston, Texas
     August 29 2000

                                                                  Exhibit 24.1

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Larry
Nichols, H. Allen Turner and Marian J. Moon, and each or any one of them, his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and supplements to a Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Dated this 29th day of August, 2000.

           Signature            Title
           ---------            -----

JAMES L. PATE                   Chairman of the Board and
James L. Pate                   Director

J. LARRY NICHOLS                President, Chief Executive
J. Larry Nichols                Officer and Director

JAMES L. PAYNE                  Vice Chairman of the Board and
James L. Payne                  Director

WILLIAM T. VAUGHN               Senior Vice President - Finance
William T. Vaughn

DANNY J. HEATLY                 Vice President - Accounting
Danny J. Heatly

THOMAS F. FERGUSON              Director
Thomas F. Ferguson

DAVID M. GAVRIN                 Director
David M. Gavrin

MICHAEL E. GELLERT              Director
Michael E. Gellert

WILLIAM E. GREEHEY              Director
William E. Greehey

JOHN A. HILL                    Director
John A. Hill

WILLIAM J. JOHNSON              Director
William J. Johnson

MICHAEL M. KANOVSKY             Director
Michael M. Kanovsky

MELVYN N. KLEIN                 Director
Melvyn N. Klein

ROBERT MOSBACHER, JR.           Director
Robert Mosbacher, Jr.

ROBERT B. WEAVER                Director
Robert B. Weaver